                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    Form S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              -----------------

                         AIRTOUCH COMMUNICATIONS, INC.

A Delaware corporation                            I.R.S. Employer No. 94-3213132

                               425 Market Street
                            San Francisco, CA  94105

                            ------------------------

                 AIRTOUCH COMMUNICATIONS, INC. RETIREMENT PLAN

                               Agent for Service:

                             Lydell L. Christensen
              Executive Vice President and Chief Financial Officer
                         AirTouch Communications, Inc.
                               425 Market Street
                            San Francisco, CA  94105
                                 (415) 658-2000

                  Please send copies of all communications to:

                              Kristina Veaco, Esq.
                         AirTouch Communications, Inc.
                               425 Market Street
                            San Francisco, CA  94105
                                 (415) 658-2000

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                           Proposed          Proposed
Title of                                                   Maximum           Maximum
Securities                        Amount                   Offering          Aggregate               Amount of
to be                             to be                    Price Per         Offering                Registration
Registered                        registered               Share(1)          Price(1)                Fee
- -----------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value(2)                 1,875,485 shs            $28.3125          $53,099,669.06          $18,310.23
=================================================================================================================

(1) Estimated in accordance with Rule 457(c) and (h), solely for purposes of calculating the registration fee, on the basis of the average of the high and low sale prices on the New York Stock Exchange on December 22, 1994.

(2) Including associated Series A Participating Preferred Stock purchase rights.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

  This Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

    (a) the Registrant's Form 10-K for the period ending December 31, 1993, Form 10-Q for the period ending March 31, 1994, Form 10-Q for the period ending June 30, 1994, Form 10-Q for the period ending September 30, 1994, Form 8-K date of report January 20, 1994, Form 8-K date of report July 25, 1994, Form 8-K date of report September 19, 1994, Form 8-K date of report October 20, 1994, and Form 8-K date of report December 15, 1994, and

    (b) all other reports filed pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the prospectus referred to in (a) above; and

    (c) the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A (File No. 1-12342) filed on September 10, 1993 pursuant to section 12(b) of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the "Delaware GCL") permits the Company's board of directors to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

Article EIGHTH of the Company's Certificate of Incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law.

As permitted by sections 102 and 145 of the Delaware GCL, Article NINTH of the Company's Certificate of Incorporation eliminates a director's personal liability for monetary damage to the Company and its stockholders arising from a breach or alleged breach of director's fiduciary duty except to the extent not permitted under the Delaware GCL.

In addition the Company has entered into separate indemnification agreements with its directors and officers that require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit
Number         Description
- -------        -----------
4              Rights Agreement between AirTouch Communications, Inc. and the Bank of New York,
               Rights Agent, dated as of September 19, 1994 (Form 8-K Date of Report
               December 15, 1994; File No. 1-12342)

5              Opinion of P. H. White, General Counsel of AirTouch Communications, Inc.

15             Letter Re Unaudited Interim Financial Information

23.i           Consent of P. H. White, included in Exhibit 5

23.ii          Consent of Coopers & Lybrand L.L.P.

24             Power of Attorney



Item 9.    Undertakings.

    (a)    The undersigned Registrant hereby undertakes:

           (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant





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




           to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The Registrant will submit the AirTouch Communications, Inc. Retirement Plan to the Internal Revenue Service ("IRS") and will make all changes thereto, if any, required by the IRS in order to qualify such plan.





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



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 27, 1994.

AIRTOUCH COMMUNICATIONS, INC.


By:  /s/ Mohan S. Gyani
     ------------------
     Mohan S. Gyani
     Vice President, Finance & Treasurer


                                     * * *

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 27, 1994.


                 Signature                               Title
                 ---------                               -----
         ----------------------
         Sam Ginn*                            Principal Executive Officer
                                              Chairman of the Board and Chief
                                              Executive Officer

         ----------------------
         Lydell L. Christensen*               Principal Financial Officer
                                              Executive Vice President and Chief
                                              Financial Officer

         ----------------------
         Carol A. Bartz*                      Director

         ----------------------
         Donald G. Fisher*                    Director

         ----------------------
         James R. Harvey*                     Director

         ----------------------
         Paul Hazen*                          Director

         ----------------------
         Arthur Rock*                         Director

         ----------------------
         George P. Shultz*                    Director

         ----------------------
         C. Lee Cox*                          Director




*By:  /s/ Mohan S. Gyani
      ------------------
      Mohan S. Gyani
      Vice President, Finance and Treasurer
      Principal Accounting Officer
      Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 27th of December, 1994.


AIRTOUCH COMMUNICATIONS, INC.
RETIREMENT PLAN

BY:  AIRTOUCH COMMUNICATIONS, INC.
(Plan Administrator)

By:  /s/ Mohan S. Gyani
     ------------------
     Mohan S. Gyani
     Vice President, Finance and Treasurer





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




                                 EXHIBIT INDEX

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto. All other exhibits are provided as part of the electronic transmission.

Exhibit
Number          Description
- -------         -----------
4               Rights Agreement between AirTouch Communications, Inc. and the Bank of New York,
                Rights Agent, dated as of September 19, 1994 (Form 8-K Date of Report
                December 15, 1994; File No. 1-12342)

5               Opinion of P. H. White, General Counsel of AirTouch Communications, Inc.

15              Letter Re Unaudited Interim Financial Information

23.i            Consent of P.H. White, included in Exhibit 5

23.ii           Consent of Coopers & Lybrand L.L.P.

24              Power of Attorney





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